EXHIBIT 23.2
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HINDS, LIND, MILLER & CO.
A Professional Corporation
Certified Public Accountants

9401 McKnight Road                                          Phone (412) 364-6070
Pittsburgh, Pennsylvania 15237-6000                           Fax (412) 364-6176
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                         Consent of Independent Auditors


     We consent to the reference of our firm under the caption "Experts" and the use of our report dated August 21, 1996, except as to the last paragraph and Note S which are as of June 20, 1997, with respect to the June 30, 1996 restated and June 30, 1995 consolidated financial statements of Workingmens Savings Bank, F.S.B. and Subsidiary included in Amendment No. 2 to Form AC, Amendment No. 2 to the Registration Statement (Form SB-2) and related Prospectus of WSB Holding Company.






         /s/ HINDS, LIND, MILLER & CO.
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         HINDS, LIND, MILLER & CO.












         Pittsburgh, Pennsylvania
         July 15, 1997